   Buffets Holdings, Inc. to Engage Financial Advisor to Explore Strategic Alternatives

Conference Call to Discuss Operating Results for Second Quarter of Fiscal 2006 Scheduled for January 25

EAGAN, Minn. — January 13, 2006: Buffets Holdings, Inc. announced today that it plans on engaging financial advisors to assist in exploring various strategic alternatives to maximize shareholder value. Buffets Holdings is considering a wide range of options. However, there is no guarantee that it will pursue any of these alternatives. Buffets Holdings does not plan to make future comments on the process unless there are material developments.

Buffets Holdings also announced that it would be conducting a conference call to discuss operating results for the second quarter on Wednesday, January 25, 2006, at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern). The conference phone number will be 1-888-228-7864 and the conference ID number will be 4068078. The conference call leader will be R. Michael Andrews, Jr., Chief Executive Officer of Buffets Holdings.

In consideration of your fellow participants, Buffets Holdings requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, February 3, 2006 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 4068078.

Buffets currently operates 351 restaurants in 33 states comprising of 342 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse(R) restaurants. The buffet restaurants are principally operated under the Old Country Buffet(R) or HomeTown Buffet(R) brands. Buffets also franchises 18 buffet restaurants in seven states.

The statements contained in this release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, the forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors/Forward-Looking Statements” section contained in Buffets Holdings’ Form 10-K which was filed with the Securities and Exchange Commission on September 23, 2005. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

CONTACT:
R. Michael Andrews, Jr.
Chief Executive Officer
Buffets Holdings, Inc.
(651) 994-8608